Exhibit 1.2

Charter Financial Corporation

(a Maryland-chartered Stock Corporation)

Up to                  Shares

COMMON STOCK ($0.01 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

            , 2013

Stifel, Nicolaus & Company, Incorporated

Sterne Agee & Leach, Inc.

c/o Stifel, Nicolaus & Company, Incorporated

as Representative of the several Agents

18 Columbia Turnpike

Florham Park, NJ 07932

Ladies and Gentlemen:

Charter Financial Corporation, a federally-chartered stock corporation (the existing corporation referred to herein as the “Mid-Tier Holding Company”), Charter Financial Corporation, a newly-formed Maryland corporation organized to be the successor to the Mid-Tier Holding Company (the newly-formed corporation referred to herein as the “Holding Company”), First Charter, MHC, a federally-chartered mutual holding company (the “MHC”) that owns 62.85% of the outstanding common stock of the Mid-Tier Holding Company, and Charter Bank, a federally-chartered savings bank (the “Bank”) whose outstanding common stock is owned in its entirety by the Mid-Tier Holding Company (collectively the Holding Company, Mid-Tier Holding Company, the MHC and the Bank, the “Primary Parties”), hereby confirm, jointly and severally, their agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel”) as representative of the several Agents (as defined below) (the “Representative”) and Sterne Agee & Leach, Inc. (“Sterne Agee”, and together with Stifel the “Agents”), as follows:

Section 1. The Offering. The MHC, in accordance with the Plan of Conversion and Reorganization adopted on November 27, 2012 and amended on December 11, 2012 (the “Plan”) intends to convert from a federally-chartered mutual holding company form-of-organization to a stock holding company form of organization (the “Conversion”) in accordance with the laws of the United States and the applicable regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (collectively, the “Conversion Regulations”). In connection with the Conversion, the Holding Company will offer shares of Common Stock (as defined below) on a priority basis to (i) Eligible Account Holders; (ii) tax qualified plans, including the Bank’s Employee Stock Ownership Plan and 401(k) Plan; (iii) Supplemental Eligible Account Holders; and (iv) Other Members (all capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings set forth in the Plan).

Pursuant to the Plan, the Holding Company is offering a minimum of                  and a maximum of                  shares of common stock, par value $0.01 per share (the “Common Stock”) (the “Offer Shares”), in the Subscription Offering, and, if necessary, (i) the Community Offering and/or (ii) the Syndicated Community Offering and/or (iii) the Public Offering (collectively, the “Offering”). The Holding Company will sell the Offer Shares in the Offering at $10.00 per share (the “Purchase Price”).

Pursuant to the Plan, the Holding Company will issue a minimum of                  and a maximum of                  shares of its Common Stock (the “Exchange Shares”) to existing public stockholders of the Mid-Tier Holding Company in exchange for their existing shares of the Mid-Tier Holding Company (the “Exchange”) so that, upon completion of the Offering and the Exchange, 100% of the outstanding shares of Common Stock of the Holding Company will be publicly held, 100% of the outstanding shares of common stock of the Bank will be held by the Holding Company, and the MHC and the Mid-Tier Holding Company will cease to exist. Collectively, the Offer Shares and the Exchange Shares may also be termed the “Shares.” If the number of Shares is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, where applicable.

Pursuant to the Plan, in the Subscription Offering, the Holding Company will offer the Offer Shares, subject to the allocation procedures and purchase limitations set forth in the Plan, in descending order of priority to: (1) Eligible Account Holders; (2) tax qualified employee benefit plans, including the ESOP and 401(k) Plan; (3) Supplemental Eligible Account Holders; and (4) Other Members. The Holding Company may offer the Offer Shares, if any, remaining after the Subscription Offering, in the Community Offering on a priority basis to natural persons, including trusts of natural persons, residing in the states of Georgia, Alabama and Florida; to the Voting Shareholders as of the Voting Record Date, and to the general public in a Community Offering. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, Offer Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to members of the general public through a syndicate of registered broker-dealers (“Assisting Brokers”) that are members of the Financial Industry Regulatory Authority (“FINRA”) managed by Stifel as the sole book running manager under the terms set forth on Exhibit A, and Sterne Agee will serve as co-manager of the Syndicated Offering. Offer Shares may be offered to the general public in a public offering (the “Public Offering”) in lieu of or subsequent to the Syndicated Community Offering. If there is a Public Offering, the Public Offering will be governed by a separate underwriting agreement as described in Section 2 hereof.

It is acknowledged that the number of Offer Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of the Offer Shares in the Offering is subject to maximum and minimum purchase limitations as described in the Plan and the Prospectus; and that the Holding Company may reject, in whole or in part, any subscription received in the Community Offering, and Syndicated Community Offering.

The Holding Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-185482) in order to register the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and the regulations promulgated thereunder (the “1933 Act Regulations”), and has filed such amendments thereto as have been required to the date hereof (the “Registration Statement”). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the 1933 Act Regulations differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively, including post-effective amendments thereto containing the preliminary and final prospectus for the Public Offering, if any.

In connection with the Conversion, the MHC filed with the Federal Reserve an application for conversion to a stock company (together with any other required ancillary applications and/or notices, the “Conversion Application”) and amendments thereto as required by the Federal Reserve in accordance with the Home Owners’ Loan Act, as amended (the “HOLA”), and 12 C.F.R. Part 239, subpart E of Regulation MM (as administered by the Federal Reserve). The Holding Company has also filed with the Federal Reserve its application on Form H-(e)1-S (together with any interim merger applications and any other required ancillary applications and/or notices, the “Holding Company Application”) to become a unitary savings and loan holding company under the HOLA and the regulations promulgated thereunder. The Holding Company has also filed an application with the Georgia Department of Banking and Finance to become a bank holding company pursuant to Georgia law and as defined in § 7-1-605 of the Georgia Code (the “Georgia Application”). Collectively, the Conversion Application, the Holding Company Application and the Georgia Application may also be termed the “Applications.”

Concurrently with the execution of this Agreement, the Holding Company is delivering to the Agents copies of the Prospectus dated             , 2013 to be used in the Subscription Offering and Community Offering (if any), and, if necessary, will deliver copies of the Prospectus and any prospectus supplement for use in a Syndicated Community Offering or Public Offering.

Section 2. Appointment of Agents. Subject to the terms and conditions of this Agreement, the Primary Parties hereby appoint Stifel (i) to consult with, advise and assist the Primary Parties in connection with the sale of the Offer Shares in the Offering, (ii) as sole book running manager and Sterne Agee as co-manager for the purpose of soliciting or receiving purchase orders for Offer Shares in connection with the sale of the Offer Shares in the Syndicated Community Offering, if applicable, and (iii) as the managing underwriter in the Public Offering, if applicable.

On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of this Agreement, Stifel accepts such appointment and agrees to use its best efforts to assist the Primary Parties with the solicitation of subscriptions and purchase orders for the Offer Shares and agrees to consult with and advise the Primary Parties as to the matters set forth in Section 3 of the letter agreement, dated November 16, 2012, among the MHC, the Mid-Tier Holding Company and Stifel (the “Letter Agreement”) (a copy of which is attached hereto as Exhibit B), including the coordination of the Syndicated Community Offering or Public Offering, and to solicit offers to purchase Offer Shares in the Syndicated Community Offering or Public Offering. It is acknowledged by the Primary Parties that the Agents (i) shall not be obligated to purchase any Offer Shares, except as provided in the Underwriting Agreement, if applicable and (ii) shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Except as set forth in Section 13 hereof, the appointment of the Agents to provide services hereunder shall terminate upon consummation of the Offering.

If selected broker-dealers in addition to Stifel and Sterne Agee are used to assist in the sale of Offer Shares in the Syndicated Community Offering, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint Stifel as sole book running manager of the Syndicated Community Offering, and Sterne Agee as co-manager. On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of this Agreement Stifel and Sterne Agee accept such appointment and agree to manage the selling group of broker-dealers in the Syndicated Community Offering.

If undertaken, the Syndicated Community Offering will be conducted in accordance with certain Commission rules applicable to best efforts offerings.

If Offer Shares are offered to the general public in the Public Offering, in lieu of or subsequent to the Syndicated Community Offering, at the request of the Holding Company, Stifel may, in its sole discretion, enter into an underwriting agreement with the Holding Company (the “Underwriting Agreement”) (the form of which is attached hereto as Exhibit E) for the Public Offering in a form to be agreed upon by the Holding Company and Stifel. Stifel will serve as managing underwriter of the Public Offering. Stifel will endeavor to distribute the Offer Shares among the selected underwriters, if any, in a fashion which best meets the distribution objectives of the Holding Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain selected underwriters. It is understood that in no event shall Stifel be obligated to enter into the Underwriting Agreement or to take or purchase Offer Shares except pursuant to the Underwriting Agreement. The Underwriting Agreement will not be entered into by Stifel and the Primary Parties until immediately prior to the completion of the Public Offering and the filing of a post-effective amendment to the Registration Statement with the Commission which reflects the terms of the Public Offering, and which post-effective amendment shall comply with all applicable 1933 Act Regulations. At that time, Stifel Nicolaus & Company will represent that they have received sufficient indications of interest to complete the transaction. Pursuant to the terms of the Underwriting Agreement and subject to certain customary provisions and conditions to closing, upon the execution of the Underwriting Agreement, Stifel and any other underwriters will be obligated to purchase all the shares subject to the Public Offering.

Section 3. Refund of Purchase Price. In the event that the Conversion is not consummated for any reason, including but not limited to the inability to sell a minimum of                  Offer Shares during the Offering (including any permitted extension thereof) or such other minimum number of Offer Shares as shall be established consistent with the Plan and the Conversion Regulations, this Agreement shall terminate and any persons who have subscribed for or ordered any of the Offer Shares in the subscription and community offerings shall have refunded to them the full amount which has been received from such person, together with interest, if applicable, as provided in the Prospectus. Upon termination of this Agreement, neither the Agents nor the Primary Parties shall have any obligation to the other except that (i) the Primary Parties shall remain liable for any amounts due pursuant to Sections 4, 9, 11 and 12 hereof, unless the transaction is not consummated due to the breach by the Agents of a warranty, representation or covenant; and (ii) the Agents shall remain liable for any amount due pursuant to Sections 11 and 12 hereof unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation or covenant.

Section 4. Fees. In addition to the expenses specified in Section 9 hereof, as compensation for the Agents’ services under this Agreement, the Agents have received or will receive the following fees from the Primary Parties:

(a) An advisory and administrative services fee of $50,000 to be paid as follows to Stifel: (i) $25,000 paid upon execution of the Letter Agreement, and (ii) $25,000 was paid upon the initial filing of the Registration Statement.

(b) A fee for sales of the Offer Shares in the Offering of one percent (1%) of the first thirty million dollars ($30,000,000) of the Offer Shares sold in the Subscription Offering and the Community Offering, and a fee of three percent (3%) on the amount greater than thirty million dollars ($30,000,000) of the Offer Shares sold in the Subscription Offering and the Community Offering. No fee shall be payable in connection with the issuance of Exchange Shares or the sale of Offer Shares to the officers, directors, employees or the immediate family of such persons (“Insiders”), and qualified and non-qualified employee benefit plans of the Primary Parties or the Insiders. “Immediate family” includes the spouse, parents, siblings and children who live in the same house as the officer, director or employee. The success fee under this Section 4(b) will be reduced by the amount of the advisory and administrative services fee under Section 4(a).

(c) If any of the Offer Shares remain unsubscribed after the Subscription Offering and Community Offering, at the request of the Holding Company, Stifel will form a group of approved broker-dealer firms in accordance with Section 2 for purposes of the Syndicated Community Offering. Stifel will act as sole book running manager in the Syndicated Community Offering. The Holding Company shall pay a fee equal to one percent (1%) of the aggregate dollar amount of the Offer Shares sold pursuant to this Section 4(c) (the “Syndicate Management Fee”). In addition, the Holding Company will pay a syndicate sales fee, which fee, together with the Syndicate Manager Fee, will not, in the aggregate, exceed five percent (5%) of the aggregate dollar amount of the Offer Shares sold pursuant to this Section 4(c), to Stifel and the other selected dealers selling shares in the Syndicated Community Offering. Subject to the foregoing and in consultation with Stifel, the Holding Company will determine which FINRA member firms, if any, will participate in the selling group and the extent of their participation. Stifel will not commence sales of the Offer Shares through a selling group of approved broker-dealer firms or underwriters without prior approval of the Holding Company. All such fees payable under this Section 4(c) shall be in addition to all fees payable under Section 4(b) and shall be paid at Closing (as defined in Section 5).

(d) If any of the Offer Shares remain unsubscribed after the Subscription Offering and the Community Offering, at the request of the Holding Company, Stifel may, in its sole discretion, enter into the Underwriting Agreement with the Holding Company. Stifel will serve as managing underwriter of the Public Offering. In the Public Offering, Stifel and any other underwriters participating in the Public Offering will purchase the unsubscribed shares of common stock from the Holding Company at the same price per share ($10.00 per share) that the shares are sold in the Subscription Offering and the Community Offering. The Holding Company will pay a public offering fee to Stifel and any other underwriters participating in the Public Offering, which will not exceed five percent (5%) of the aggregate dollar amount of the Offer Shares sold pursuant to this Section 4(d). Stifel will not commence sales of the Offer Shares through a selling group of approved broker-dealer firms or underwriters without prior approval of the Holding Company. All such fees or discounts payable under this Section 4(d) shall be in addition to all fees payable under Section 4(b) and shall be paid at Closing (as defined in Section 5).

(e) In the event that the Holding Company is required to resolicit subscribers for Offer Shares in the Subscription Offering and Community Offering and Stifel is required to provide significant additional services in connection with such a resolicitation, the Primary Parties and Stifel shall mutually agree to the dollar amount of additional compensation due to Stifel not to exceed $50,000 and the Primary Parties shall pay such amount, if any. Until any agreement called for by this paragraph is reached, Stifel shall not incur expenses relating to any resolicitation in an amount that would cause the total expenses incurred by Stifel that are reimbursable by the Primary Parties pursuant to Section 9 hereof to be greater than those permitted without the prior written consent of the Holding Company, which consent shall not be unreasonably withheld.

If this Agreement is terminated in accordance with the provisions of Sections 3, 10 or 14 and the sale of the Offer Shares is not consummated, Stifel shall not be entitled to receive the fees set forth in Sections 4(b)-(e), but Stifel will retain the fee for its advisory and administrative services already earned of $50,000 and the Primary Parties will reimburse Stifel for its reasonable expenses (as set forth in a written accounting supported by reasonable documentation) pursuant to Section 9.

Section 5. Closing. If the minimum number of Offer Shares permitted to be sold in the Offering on the basis of the most recently updated Appraisal (as defined in Section 6(j)) are subscribed for at or before the termination date of the Offering (which may be extended), and the other conditions (including those in Section 10) to the completion of the Conversion are satisfied, on the Closing Date (as hereinafter defined), the Holding Company agrees to issue the Exchange Shares and Offer Shares against payment therefor by the means authorized by the Plan, and to deliver certificates and/or statements evidencing ownership of the Shares issued in such authorized denominations and registrations directly to the purchasers thereof or as instructed as promptly as practicable after the Closing Date. The closing (the “Closing”) shall be held at the offices of Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., or at such other place as shall be agreed upon among the Primary Parties and the Agents, at 10:00 a.m., Eastern Time, on the business day selected by the Primary Parties, which business day shall be no less than two (2) business days following the giving of prior notice by the Holding Company to the Agents or at such other time as shall be agreed upon by the Primary Parties and the Agents. At the Closing, immediately upon receipt by the Holding Company of the proceeds of the Offer Shares, the Primary Parties shall deliver to the Agents by wire transfer in same-day funds the commissions, fees and expenses owing to the Agents as set forth in Section 4 and Section 9 hereof; provided, however, that all out-of-pocket expenses to which Stifel is entitled under Section 9 hereof shall be due and payable upon receipt by the Holding Company or the Bank of an accounting therefor setting forth in reasonable detail the expenses incurred by Stifel; the opinions required hereby and other documents deemed reasonably necessary for the Agents shall be executed and delivered to effect the sale of the Offer Shares as contemplated hereby and pursuant to the terms of the Prospectus. The hour and date upon which the Holding Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the “Closing Date.”

Stifel shall have no liability to any party for the records or other information provided by the Primary Parties (or their agents other than Stifel) to Stifel for use in allocating the Shares. Subject to the limitations of Section 11 hereof, the Primary Parties shall indemnify and hold harmless Stifel for any liability arising out of the allocation of the Shares in accordance with (i) the Plan generally, and (ii) the records or other information provided to Stifel (or its agents) by the Primary Parties (or their agents).

Section 6. Representations and Warranties of the Primary Parties. The Primary Parties jointly and severally represent and warrant to the Agents that:

(a) The MHC, the Mid-Tier Holding Company, the Holding Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Offer Shares and to issue the Exchange Shares as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the Letter Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank. This Agreement has been validly executed and delivered by the Primary Parties, and is a valid, legal and binding obligation of the Primary Parties, in each case enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

(b) The Registration Statement was declared effective by the Commission on [SEC effective date]. No stop order has been issued with respect to the Registration Statement. No proceedings related to the Registration Statement have been initiated or, to the knowledge of the Primary Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 11 hereof) authorized by the Primary Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment, post-effective amendment required by the Public Offering or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application (if applicable) or Sales Information authorized for use by any of the Primary Parties in connection with the Offering, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents expressly regarding the Agents for use under the caption “The Conversion and Offering - Plan of Distribution; Selling Agent and Underwriter Compensation” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agents.

(c) At the time of filing the Registration Statement and at the date hereof, the Holding Company was not, and is not, an ineligible issuer, as defined in Rule 405 of the 1933 Act (“Rule 405”). At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the 1933 Act, the Holding Company met the conditions required by Rules 164 and 433 of the 1933 Act for the use of a free writing prospectus. If required to be filed, the Holding Company has filed any issuer free writing prospectus related to the Offer Shares at the time it is required to be filed under Rule 433 of the 1933 Act and, if not required to be filed, will retain such free writing prospectus in the Holding Company’s records pursuant to Rule 433(g) of the 1933 Act and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares the Holding Company will file or retain such free writing prospectus as required by Rule 433 of the 1933 Act.

(d) As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Offer Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agents specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

(1) “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

(2) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h), relating to the Shares that is required to be filed with the Commission by the Holding Company or required to be filed with the Commission. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173.

(3) “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

(4) “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433(h), that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Commission.

(5) “Statutory Prospectus,” as of any time, means the Prospectus relating to the Offer Shares that is included in the Registration Statement relating to the Offer Shares immediately prior to that time, including any document incorporated by reference therein.

(e) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the Offer Shares or until any earlier date that the Holding Company notified or notifies the Agents (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the Offer Shares, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Offer Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agents so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agents specifically for use therein.

(f) The Conversion Application, including the Plan, the Prospectus, the proxy statement for the solicitation of proxies from the Members for the special meeting to approve the Plan (the “Members’ Proxy Statement”) and the proxy statement/prospectus for the solicitation of proxies from the stockholders of the Mid-Tier Holding Company for the meeting to approve the Plan (the “Stockholders’ Proxy Statement”), was approved by the Federal Reserve on [FRB Effective date]. At the time of the Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Stockholders’ Proxy Statement contained therein (including any amendment or supplement thereto), were approved by the Federal Reserve and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Plan, the Prospectus, Members’ Proxy Statement and Stockholders’ Proxy Statement contained therein (including any amendment or supplement thereto), complied and will comply as to form in all material respects with the Conversion Regulations. At the time of the approvals by the Federal Reserve and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Plan, the Prospectus, the Members’ Proxy Statement and the Stockholders’ Proxy Statement, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (f) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents expressly regarding the Agents for use in the Prospectus contained under the caption “The Conversion and Offering - Plan of Distribution; Selling Agent and Underwriter Compensation” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agents.

(g) No order has been issued by the Commission, the Federal Reserve or any other state or federal regulatory authority, preventing or suspending the use of the Registration Statement or the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the knowledge of the Primary Parties, threatened.

(h) The Plan has been duly adopted by the Board of Directors of the MHC, the Mid-Tier Holding Company, the Bank and the Holding Company. To the knowledge of the Primary Parties, no person has sought, or at the Closing Date will have sought, to obtain review of the final action of the Federal Reserve in approving the Conversion Application, including the Plan, or the Holding Company Application.

(i) The Holding Company Application was approved by the Federal Reserve on [FRB effective date]. The Holding Company Application complies as to form in all material respects with all applicable rules and regulations of the Federal Reserve (except as modified or waived by the Federal Reserve). At the time of the approval and at all times subsequent thereto until the Closing Date, the Holding Company Application (including any amendment or supplement thereto) did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents expressly regarding the Agents for use in the Holding Company Application.

(j) The Georgia Application was approved by the Georgia Department of Banking and Finance on [GA Effective Date]. The Georgia Application complies as to form in all material respects with the rules and regulations of Georgia law (except as modified or waived by the Georgia Department of Banking and Finance). At the time of the approval and at all times subsequent thereto until the Closing Date, the Georgia Application (including any amendment or supplement thereto) did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) RP Financial, LC, which prepared the appraisal of the aggregate pro forma market value of the Common Stock on which the Offering was based (the “Appraisal”), has advised the Primary Parties in writing that it is independent with respect to each of the Primary Parties and the Primary Parties believe RP Financial, LC to be expert in preparing appraisals of savings institutions.

(l) Dixon Hughes Goodman LLP, which certified the financial statements filed as part of the Registration Statement and the Applications, has advised the Primary Parties that it is an independent certified public accountant within the meaning of Rule 101 of the American Institute of Certified Public Accountants, and Dixon Hughes Goodman LLP is, with respect to each of the Primary Parties, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations and the regulations of the Public Company Accounting Oversight Board (United States) (the “PCAOB Regulations”).

(m) The financial statements and the notes thereto which are included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial condition of the Mid-Tier Holding Company and the Bank as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods presented, except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus or the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited and any unaudited financial statements included in the Prospectus or the General Disclosure Package, and as to the pro forma adjustments, the adjustments made therein have been properly and consistently applied on the basis described therein.

(n) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, and the General Disclosure Package other than as disclosed therein: (i) there has not been any material adverse change in the financial condition, results of operation, capital, properties, business affairs or prospects of any of the Primary Parties or the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material change in total assets of the Primary Parties on a consolidated basis, any material increase in the aggregate amount of loans past due ninety (90) days or more, or any real estate acquired by foreclosure or loans characterized as “in substance foreclosure”; (iii) none of the Primary Parties have issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; and (iv) there have not been any material transactions entered into by any of the Primary Parties, other than those in the ordinary course of business. The capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Registration Statement or the Prospectus and, none of the Primary Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

(o) The Holding Company is a stock corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and will be qualified to transact business and will be in good standing in Maryland and in each jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, results of operation, capital, properties, business affairs or prospects of the Primary Parties taken as a whole (a “Material Adverse Effect”). As of the Closing Date, the Holding Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except where failure to obtain such license, permit or authorization would not, individually or in the aggregate, have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Holding Company will be in compliance therewith in all material respects.

(p) The Holding Company does not, and as of the Closing Date will not, own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

(q) Except as described in the Prospectus, there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of the Holding Company, the Mid-Tier Holding Company, the MHC, or the Bank, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party. Except as described in the Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Holding Company.

(r) The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to be in compliance would not have a Material Adverse Effect. Neither the Bank nor any of its respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(s) The Bank is a duly organized and validly existing federal-chartered savings bank in stock form and is duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the rules, regulations and practices of the Office of the Comptroller of the Currency (the “OCC”) and the FDIC; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit or authorization would not, individually or in the aggregate, have a Material Adverse Effect, and all such licenses, permits and other governmental authorizations are in full force and effect; the Bank is, and as of the Closing Date will be, duly organized and validly existing under the laws of the United States; the Bank is duly qualified in each jurisdiction in which the conduct of business requires such qualification, unless the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of the Bank is duly and validly issued to the Mid-Tier Holding Company and is fully paid and nonassessable; and all of the issued and outstanding capital stock of the Bank after the Conversion will be duly and validly issued to the Holding Company and will be fully paid and nonassessable; and as of the Closing Date, the Holding Company will directly own all of the capital stock of the Bank free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind. The Bank does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus or as are immaterial in amount and are not required to be described in the Prospectus.

(t) The MHC is a duly organized and validly existing federally-chartered mutual holding company under the laws of the United States, duly authorized to conduct its business as described in the Prospectus; the activities of the MHC are permitted by the rules, regulations and practices of the Federal Reserve; the MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit or authorization would not, individually or in the aggregate, have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; and the MHC is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(u) The Mid-Tier Holding Company is a duly organized and validly existing federally-chartered stock corporation under the laws of the United States, duly authorized to conduct its business as described in the Prospectus; the activities of the Mid-Tier Holding Company are permitted by the rules, regulations and practices of the Federal Reserve; the Mid-Tier Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit or authorization would not, individually or in the aggregate, have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; and the Mid-Tier Holding Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(v) The Bank is a member in good standing of the Federal Home Loan Bank (the “FHLB”) of Atlanta. The deposit accounts of the Bank are insured by the FDIC up to applicable limits and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Primary Parties, threatened. The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(w) As of the Closing Date, the Bank will be a wholly-owned subsidiary of the Holding Company.

(x) Each of the Bank’s direct and indirect wholly owned or partially owned, subsidiaries is duly organized, validly existing and in good standing in the jurisdiction of its incorporation and duly authorized to conduct its business as described in the Prospectus.

(y) The Holding Company, the Mid-Tier Holding Company, the MHC and the Bank carry, or are covered by, insurance in such amounts and covering such risks as the Holding Company, the Mid-Tier Company, the MHC and the Bank deem reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

(z) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except those shares issued to the Mid-Tier Holding Company for its initial organization); the Offer Shares to be subscribed for in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable; the Exchange Shares to be issued in the Exchange have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan, the Prospectus, and the Stockholders’ Proxy Statement will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights, except for the subscription rights granted pursuant to the Plan; and the terms and provisions of the shares of

Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Offer Shares, good title to the Offer Shares will be transferred from the Holding Company to the purchasers of Offer Shares against payment therefor in the Offering as set forth in the Plan and the Prospectus. Upon issuance of the Exchange Shares, good title to the Exchange Shares will be transferred from the Holding Company to the recipients thereof in the Exchange as set forth in the Plan and the Stockholders’ Proxy Statement.

(aa) The Primary Parties are not, and as of the Closing Date will not be, in violation of their respective articles of incorporation or charters or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective properties, may be bound which would result in a Material Adverse Effect. The consummation of the transactions contemplated herein and in the Plan will not (i) conflict with or constitute a breach of, or default under, the articles of incorporation, charter or bylaws of any of the Primary Parties, or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which any of the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Primary Parties; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any lien, charge or encumbrance upon any property of the Primary Parties that would have a Material Adverse Effect.

(bb) No default exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default on the part of any of the Primary Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the Primary Parties is a party or by which any of their property is bound or affected in any respect which, in any such case, would have a Material Adverse Effect on the Primary Parties individually or taken as a whole, and all such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the knowledge of any of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Primary Parties, would have a Material Adverse Effect.

(cc) The Primary Parties have good and marketable title to all assets which are material to the businesses, financial condition, results of operation, capital, properties, and assets of the Primary Parties and to those assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a Material Adverse Effect; and all of the leases and subleases that are material to the businesses of the Primary Parties, including those described in the Registration Statement or Prospectus, are in full force and effect.

(dd) The Primary Parties are not in material violation of any directive from the Federal Reserve, the OCC, the FDIC, the Commission or any other agency to make any material change in the method of conducting their respective businesses; the Primary Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Federal Reserve, the OCC, the FDIC, and the Commission), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of any of the Primary Parties, threatened, which would reasonably be expected to materially adversely affect the Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect.

(ee) Prior to the Closing Date, the Primary Parties will have received an opinion of their special counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the federal income tax consequences of the Conversion, as described in the Registration Statement and the Prospectus, and an opinion from                      with respect to the tax consequences of the Conversion under the laws of the State of Georgia, Alabama and Florida, and the facts and representations upon which such opinions will be based, will be truthful, accurate and complete, and none of the Primary Parties will take any action inconsistent therewith.

(ff) The Primary Parties have timely filed all required federal, state and local tax returns and have paid all taxes that have become due and payable, and no deficiency has been asserted with respect thereto by any taxing authority. All material tax liabilities have been adequately provided for in the financial statements of the Primary Parties in accordance with GAAP.

(gg) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Primary Parties of this Agreement, or the sale and issuance of the Offer Shares and the issuance of the Exchange Shares, except for the approval of the Federal Reserve and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Offer Shares are to be offered for sale and the Exchange Shares are to be issued.

(hh) None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, (b) shares of Common Stock issued with respect to the initial capitalization of the Holding Company, (c) shares of common stock of the Mid-Tier Holding Company issued pursuant to the Mid-Tier Holding Company’s Employee Stock Ownership Plan as described in the Prospectus, and (d) shares of capital stock of the Bank issued to the Mid-Tier Holding Company); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement relating to the Conversion and the Offering except for the Letter Agreement and as contemplated hereunder; or (iv) engaged any intermediary between the Agents and the Primary Parties in connection with the Offering or the offering of shares of the common stock of the Mid-Tier Holding Company, and no person is being compensated in any manner for such services.

(ii) Neither any of the Primary Parties nor, to the knowledge of the Primary Parties, any employee of the Primary Parties, has made any payment of funds of the Primary Parties as a loan to any person for the purchase of Offer Shares, except for the Holding Company’s loan to the employee stock ownership plan the proceeds of which will be used to purchase Offer Shares and the Mid-Tier Holding Company’s existing loan to the employee stock ownership plan, or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(jj) The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

(kk) The Primary Parties have not relied upon the Agents or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(ll) The records of Eligible Account Holders and Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(mm) The Primary Parties comply in all respects with all laws, rules and regulations relating to environmental protection, except where the failure to so comply would not result in a Material Adverse Effect, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Primary Parties, threatened against the Primary Parties relating to environmental protection, nor do the Primary Parties have any reason to believe any such proceedings may be brought against any of them; and no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Primary Parties or in which the Bank has a security interest, except, in the case of facilities or properties in which the Bank has a security interest, to the extent such disposal, release or discharge would not have a Material Adverse Effect.

(nn) All of the loans represented as assets in the most recent financial information of the Primary Parties included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

(oo) None of the Primary Parties are required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(pp) To the Primary Parties’ knowledge, there are no affiliations or associations between any member of FINRA and any of the Primary Parties’ officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(qq) The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Primary Parties believe were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “1934 Act”)) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) The Primary Parties have taken all actions necessary to obtain at Closing a Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C. on which Stifel may rely.

Any certificates signed by an officer of any of the Primary Parties and delivered to the Agents or their respective counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Agents as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 7. Representations and Warranties of the Agent. Stifel represents and warrants to the Primary Parties that:

(a) Stifel is a corporation and is validly existing and in good standing under the laws of the State of Missouri with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of Stifel, and each of this Agreement and the Letter Agreement is the legal, valid and binding agreement of Stifel, enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally or general equity principles.

(c) The Agent and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Offering is consummated or terminated shall maintain, all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services.

(d) No action, suit, charge or proceeding before the Commission, FINRA, any state securities commission or any court is pending, or to the knowledge of the Agents, threatened against the Agent which, if determined adversely to such Agent, would have a material adverse effect upon the ability of the Agent to perform its obligations under this Agreement.

(e) The Agents are registered as broker/dealers pursuant to Section 15(b) of the 1934 Act and are members of FINRA.

(f) Any funds received in the Offering by the Agents will be handled by the Agents in accordance with Rule 15c2-4 under the 1934 Act to the extent applicable.

Section 8. Covenants of the Primary Parties. The Primary Parties hereby jointly and severally covenant with the Representative as follows:

(a) The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Representative and its counsel an opportunity to review and comment on such amendment or supplement or file any amendment or supplement to the Registration Statement to which amendment or supplement the Representative or its counsel shall reasonably object (including any revised prospectus which the Holding Company proposes for use in connection with the Public Offering that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) or (c) of the 1933 Act Regulations). The Holding Company will furnish promptly to the Representative and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Holding Company’s responses thereto.

(b) The Holding Company represents and agrees that, unless it obtains the prior consent of the Representative, which shall not be unreasonably withheld, and the Representative represents and agrees that, unless prior consent of the Holding Company is obtained, which shall not be unreasonably withheld, they have not made and will not make any offer relating to the Offer Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Holding Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Holding Company represents that it has and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Holding Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act.

(c) The Primary Parties will not, at any time after the date any Application is approved, file any amendment or supplement to such Application without providing the Representative and its counsel an opportunity to review and comment on such amendment or supplement or file any amendment or supplement to such Application to which amendment or supplement the Representative or its counsel shall reasonably object. The Primary Parties will furnish promptly to the Representative and its counsel copies of all correspondence from the Federal Reserve with respect to the Applications and the Primary Parties’ responses thereto.

(d) The Primary Parties will use their best efforts to cause the Federal Reserve to approve the Holding Company’s acquisition of the Bank, and will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the Federal Reserve and will promptly upon receipt of any information concerning the events listed below notify the Representative (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the Federal Reserve; (iii) when the Holding Company Application, as amended, has been approved by the Federal Reserve; (iv) of the receipt of any comments from the Federal Reserve or any other governmental entity with respect to the Conversion or the transactions contemplated by this agreement; (v) of any request by the Commission, the Federal Reserve, or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (vi) of the issuance by the Commission, the Federal Reserve or any other governmental agency of any order or other action suspending the Offering or the use of the Registration Statement, the Prospectus, the Members’ Proxy Statement, the Stockholders’ Proxy Statement or any other filing of the Primary Parties under the Conversion Regulations or other applicable law, or the threat of any such action; (vii) of the issuance by the Commission, the Federal Reserve, or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (viii) of the occurrence of any event mentioned in subsection (g) below. The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the Federal Reserve or any other state authority of any order referred to in (vi) and (vii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(e) The Primary Parties will deliver to the Representative and to its counsel conformed copies of each of the following documents, with all exhibits: the Applications as originally filed and each amendment thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Primary Parties will deliver such additional copies of the foregoing documents to counsel to the Representative as may be required for any FINRA filings. In addition, the Primary Parties will also deliver to the Representative such number of copies of the Prospectus, as amended or supplemented, as the Representative may reasonably request.

(f) The Primary Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the Federal Reserve, the Conversion Regulations (except as modified or waived in writing by the Federal Reserve), the Commission, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(g) The Primary Parties will inform the Representative of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Primary Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Primary Parties will, at their expense, prepare, file with the Commission and the Federal Reserve, and furnish to the Representative, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to counsel for the Representative after a reasonable time for review) which will amend or supplement the

Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this Section 8(g), each of the Primary Parties will furnish such information with respect to itself as the Representative may from time to time reasonably request.

(h) Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with the Representative, to register or to qualify the Shares for issuance or offering and sale, as applicable, or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

(i) Upon consummation of the Conversion, the Bank will establish a liquidation account for the benefit of the Bank’s Eligible Account Holders and Supplemental Eligible Account Holders, in accordance with the Plan and the requirements of the Conversion Regulations.

(j) Except for the issuance of shares of Common Stock pursuant to the exercise of a stock option, the Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of ninety (90) days after the date hereof, any shares of Common Stock or securities into or exercisable for shares of Common Stock, without the Representative’s prior written consent other than in connection with any plan or arrangement described in the Prospectus.

(k) For a period of three years from the date of this Agreement, the Holding Company will furnish to the Representative, as soon as practical after such information is available (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Common Stock, (iii) each press release and material news item and article released by the Holding Company and/or the Bank, and (iv) from time-to-time, such other publicly available information concerning the Primary Parties as the Representative may reasonably request. For purposes of this Section 8(k), any document filed electronically with the Commission shall be deemed to be furnished to the Representative.

(l) The Primary Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption “How We Intend To Use the Proceeds From the Offering.”

(m) The Holding Company and the Bank will distribute the Prospectus, any Issuer-Represented Free Writing Prospectus, or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the laws of any state in which the shares are qualified for sale.

(n) Prior to the Closing Date, the Holding Company shall register its Common Stock under Section 12(b) of the 1934 Act, and will request that such registration statement be effective no later than the completion of the Conversion. The Holding Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the Federal Reserve.

(o) For so long as the Common Stock is registered under the 1934 Act, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the 1934 Act.

(p) The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act Regulations.

(q) The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Offer Shares in the subscription offering or community offering on an interest bearing basis (all funds received by check will be deposited in a segregated account at the Bank, acting as escrow agent, no later than 12:00 noon on the Business Day after receipt) as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s obligation to refund payments received from persons subscribing for or ordering Offer Shares in the subscription and community offerings, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Primary Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Primary Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(r) Within ninety (90) days following the Closing Date, the Holding Company will register as a unitary savings and loan holding company under the HOLA.

(s) The Primary Parties will take such actions and furnish such information as are reasonably requested by the Representative in order for the Representative to ensure compliance with FINRA Rule 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings).

(t) The Primary Parties will conduct their businesses in compliance with, and in all material respects with, all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the OCC, the FDIC and the Federal Reserve.

(u) The Primary Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Federal Reserve, the HOLA, the Commission, the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations to be complied with subsequent to the Closing Date. The Holding Company will comply with all provisions of all undertakings contained in the Registration Statement.

(v) The Primary Parties will not amend the Plan without notifying the Representative prior thereto.

(w) The Holding Company shall provide Stifel with any information necessary to allow Stifel to assist with the allocation process in order to permit the Holding Company to carry out the allocation of the Offer Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

(x) The Holding Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 10 hereof, unless such condition is waived in writing by Stifel.

(y) On or before the Closing Date, the Primary Parties will have completed all conditions precedent to the Conversion specified in the Plan and the offer, sale and issuance of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the Federal Reserve) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon any of the Primary Parties by the Federal Reserve, the Commission, the OCC, or any other regulatory authority and in the manner described in the Prospectus (except as may be modified or waived in writing by the Federal Reserve, the Commission, the OCC or such other regulatory authority).

(z) Immediately upon completion of the sale by the Holding Company of the Offer Shares, the issuance of the Exchange Shares and the completion of certain transactions necessary to implement the Plan, (i) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Holding Company, (ii) the Holding Company shall have no direct subsidiaries other than the Bank, and (iii) the Conversion shall have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Federal Reserve, the Commission, or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(aa) Prior to the Closing Date, the Plan shall have been approved by the Members of the MHC and the stockholders of the Mid-Tier Holding Company in accordance with the Plan, the Conversion Regulations, the applicable provisions, if any, of the MHC’s charter and bylaws and the Members’ Proxy Statement and the Stockholders’ Proxy Statement.

(bb) The Holding Company shall notify the Representative when funds have been received for the minimum number of Offer Shares set forth in the Prospectus.

(cc) The officers and directors of the Primary Parties, listed in Exhibit C of this Agreement, shall not sell or transfer any shares of Common Stock commencing on the date hereof and continuing for a period of ninety (90) days following the Closing Date (the “Restricted Period”). The Primary Parties shall not assist such officers or directors in connection with the sale or transfer of shares of Common Stock during the Restricted Period.

Section 9. Payment of Expenses. Whether or not the Conversion is completed or the sale, issuance and exchange of the Shares by the Holding Company is consummated, the Primary Parties will pay for all of their expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Applications; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus, and all documents related to the Offering and proxy solicitation; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company under the securities or “blue sky” laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of FINRA related to Stifel’s fairness filing under FINRA Rule 5110; (e) the fees and expenses related to the preparation of the independent appraisal; (f) the fees and expenses related to printing, data processing, auditing, accounting and other services; (g) all expenses related to advertising, temporary personnel, investor meetings and the stock information center; and (h) transfer agent fees and costs of preparation and distribution of stock certificates. The Primary Parties also agree to reimburse Stifel for reasonable out-of-pocket expenses, including legal fees and expenses and expenses incurred in connection with the Syndicated Community Offering or Public Offering, incurred by Stifel in connection with the services hereunder, subject to the limitations provided below. Stifel will not incur reimbursable legal fees (including counsel’s out-of-pocket expenses) in excess of $150,000. Stifel will not incur actual accountable reimbursable out-of-pocket expenses in excess of $40, 000 in the Subscription Offering and Community Offering and in excess of $50,000 in the Syndicated Community Offering or Public Offering. The Primary Parties acknowledge, however, that such limitations on expenses and legal fees may be increased by the mutual consent of the Mid-Tier Holding Company and Stifel in the event of delay in the Offering, which requires material additional work by Stifel or its counsel or an update of the financial information contained in the Prospectus to reflect a period later than set forth in the financial statements in the original Registration Statement; provided that under such circumstances, Stifel will not incur additional accountable reimbursable out-of-pocket expenses in excess of $10,000 or additional reimbursable legal fees and expenses in excess of $25,000 and that the aggregate of all reimbursable expenses and legal fees and expenses for the Offering shall not exceed $275,000. Not later than two (2) days prior to the Closing Date, Stifel will provide the Bank with a detailed accounting of all reimbursable expenses of Stifel and its counsel to be paid at the Closing.

Section 10. Conditions to the Agents’ Obligations. The obligations of the Agents hereunder and the occurrence of the Closing and the Conversion are subject to the condition that all representations and warranties of the Primary Parties herein contained are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

(a) The Registration Statement shall have been declared effective by the Commission, the Conversion Application and Holding Company Application shall have been approved by the Federal Reserve, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the Federal Reserve, the Commission or any other governmental body.

(b) At the Closing Date, the Agents shall have received:

(1) The opinion, dated as of the Closing Date, of Luse Gorman Pomerenk & Schick, P.C. and/or local counsel acceptable to the Agents, in form and substance satisfactory to the Agents and their respective counsel to the effect that:

(i) The Holding Company is a corporation duly organized and validly existing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business in Maryland and in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect, and the activities of the Holding Company as described in the Prospectus are permitted by federal law and the rules and regulations of the Federal Reserve.

(ii) The Bank is a duly organized and validly existing federally-chartered savings bank, and upon consummation of the Conversion, the Bank will continue to be a validly existing federally-chartered savings bank, with full power and authority to own its properties and to conduct its business as described in the Prospectus; the activities of the Bank as described in the Prospectus are permitted by federal law and the rules, regulations and practices of the OCC and the FDIC; and at the Closing Date, the issuance and sale of the capital stock of the Bank to the Holding Company in the Conversion has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

(iii) The MHC is a mutual holding company duly organized and validly existing under the laws of the United States, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect, and the activities of the MHC as described in the Prospectus are permitted by federal law and the rules and regulations of the Federal Reserve.

(iv) The Mid-Tier Holding is a federally-chartered stock corporation duly organized and validly existing under the laws of the United States, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

(v) The activities of the Mid-Tier Holding Company, the MHC, the Holding Company and the Bank, as described in the Prospectus and the General Disclosure Package, are permitted by the laws of the United States, and with respect to the Holding Company, are also permitted by the laws of the State of Maryland and the rules, regulations and practices of the Federal Reserve. To such counsel’s knowledge, each of the MHC, the Mid-Tier Holding Company, the Holding Company, and the Bank has obtained all licenses, permits, and other governmental authorizations that are material for the conduct of its business, and to such counsel’s knowledge all such licenses, permits and other governmental authorizations are in full force and effect, and to such counsel’s knowledge the Mid-Tier Holding Company and the Bank are complying therewith in all material respects.

(vi) The Bank is a member of good standing with the FHLB of Atlanta. The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, and no proceedings for the termination or revocation of the federal deposit insurance of the Bank are pending or, to such counsel’s knowledge, threatened.

(vii) Upon consummation of the Conversion, (a) the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption “Capitalization,” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Holding Company to facilitate the Conversion); (b) the Offer Shares to be subscribed for in the Offering will have been duly and validly authorized for issuance, and when issued and, if applicable, sold in the Public Offering and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be fully paid and nonassessable; (c) the Exchange Shares to be issued in the Exchange will have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan, will be fully paid and nonassessable; and (d) the issuance of the Shares is not subject to preemptive rights under the articles of incorporation or bylaws of the Holding Company, or arising or outstanding by operation of law or under any contract, indenture, agreement, instrument or other document known to such counsel, except for the subscription rights under the Plan.

(viii) The execution and delivery of this Agreement and, if applicable, the Underwriting Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Primary Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the Primary Parties who have the corporate power and authority to enter into the Agreement and, if applicable, the Underwriting Agreement, and to perform their obligations thereunder, enforceable in accordance with its terms, except to the extent that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, except to the extent that such enforceability may be limited by bankruptcy, moratorium, reorganization, insolvency, or other laws or judicial decisions affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions, the accounts of which are insured by the FDIC, and except to the extent enforcement hereof is subject to general equity principles (either in a proceeding in equity or at law) and laws and judicial decisions regarding the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help.

(ix) The Plan has been duly adopted by the Board of Directors of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank and approved by the stockholders of the Mid-Tier Holding Company and the Voting Members in the manner required by the Conversion Regulations and the articles of incorporation, charters and bylaws of each of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank.

(x) To such counsel’s knowledge, the Conversion, including the Offering and the Exchange, was effected in all material respects in accordance with the Plan and all applicable laws, including statutes, regulations, decisions and orders (except that this opinion need not address state securities or “blue sky” laws and regulations nor matters addressed in the letter referred to in Section 10(b)(2) of this Agreement); all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Federal Reserve, the Commission, the OCC, or any other governmental agency, if any, were complied with by the Primary Parties in all material respects or appropriate waivers were obtained and all notices and waiting periods were satisfied, waived or replaced.

(xi) The Conversion Application (including the Plan, the Prospectus, the Members’ Proxy Statement, and the Stockholders’ Proxy Statement) and the Holding Company Application have been approved by the Federal Reserve, and the Georgia Application has been approved by the Georgia Department of Banking and Finance, and subject to the satisfaction of any conditions set forth in such approvals, no further approval, registration, authorization, consent or other order of any federal or state regulatory agency, public board or body is required to be obtained by the Primary Parties in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares, and the consummation of the Conversion, except as may be required under the state securities or “blue sky” laws of various jurisdictions as to which no opinion need be rendered.

(xii) The acquisition by the Holding Company of all of the issued and outstanding capital stock of the Bank has been authorized by the Federal Reserve, and no action has been taken or is pending or, to such counsel’s knowledge, threatened to revoke any such authorization or approval

(xiii) The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued or proceedings for that purpose have been instituted or, to such counsel’s knowledge, threatened by the Commission. Any required filing of the Final Prospectus pursuant to Rule 424(b) or (c) has been made in the manner and within the time period required by Rule 424.

(xiv) The material tax consequences of the Conversion are set forth in the Prospectus under the captions “Summary - Tax Consequences” and “The Conversion and Offering - Material Income Tax Consequences.” The information in the Prospectus under the captions “Summary - Tax Consequences” and “The Conversion and Offering - Material Income Tax Consequences” has been reviewed by such counsel and fairly describes the opinions rendered by such counsel and                      to the Primary Parties with respect to such matters.

(xv) The terms and provisions of the shares of Common Stock conform to the description thereof contained in the Registration Statement and the Prospectus, and the form of certificate to be used to evidence the shares of Common Stock complies with all statutory requirements.

(xvi) At the time the Applications were approved and as of the Closing Date, the Applications (as amended or supplemented), the Prospectus (as amended by post-effective amendment or as otherwise or supplemented), the Members’ Proxy Statement (as amended or supplemented) and the Stockholders’ Proxy Statement (as amended or supplemented) (in each case, other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation and the business plan, as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the Conversion Regulations and all applicable laws, rules and regulations and decisions and orders of the Federal Reserve. To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Federal Reserve in approving the Applications filed with the Federal Reserve.

(xvii) At the time that the Registration Statement became effective and as of the Closing Date, the Registration Statement, including the Prospectus (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xviii) There are no legal or governmental proceedings pending, or, to such counsel’s knowledge, threatened (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the Conversion or the offer, sale or issuance of the Shares.

(xix) The information in the Prospectus under the captions “Regulation,” “The Conversion and Offering - Material Income Tax Consequences” (solely as it relates to federal tax law), “Comparison of Stockholders’ Rights For Existing Stockholders of Old Charter Financial,” “Restrictions on Acquisition of New Charter Financial,” “Description of Capital Stock of New Charter Financial Following the Conversion,” and “The Conversion and Offering,” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

(xx) None of the Primary Parties is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(xxi) None of the Primary Parties is in violation of its articles of incorporation or its charter, as the case may be, or its bylaws or, to such counsel’s knowledge, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a Material Adverse Effect. In addition, the execution and delivery of and performance under this Agreement by the Primary Parties, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not result in (i) any violation of the provisions of the certificate of incorporation or charter, as the case may be, or the bylaws of any of the Primary Parties, (ii) any violation of any applicable law, act, regulation, or to such counsel’s knowledge, order or court order, writ, injunction or decree, and (iii) any violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a Material Adverse Effect.

The opinion may be limited to matters governed by the laws of the United States, the State of New York with respect to the opinion as to the enforceability of this Agreement included in paragraph (viii) and the General Corporation Law of the State of Maryland. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel reasonably acceptable to the Agents, as long as such other opinion indicates that the Agents may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Primary Parties and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to the Agents together with the opinion to be rendered hereunder by special counsel to the Primary Parties. The opinion of such counsel for the Primary Parties shall be subject to the Legal Opinion Accord of the American Bar Association Section of Business Law (the “Accord”), and the term “knowledge” in such opinion shall have the same meaning as “Actual Knowledge,” as defined in the Accord. The opinion of such counsel for the Primary Parties shall state that it has no reason to believe that the Agents are not reasonably justified in relying thereon. The opinion of such counsel for the Primary Parties shall also state that the Agents’ respective counsel may rely for purposes of its own opinion on the opinion of such counsel and, if applicable, local counsel, whose opinion(s) shall expressly authorize such reliance.

(2) The letter of Luse Gorman Pomerenk & Schick, P.C. in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Luse Gorman Pomerenk & Schick, P.C. participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Agents, representatives of the independent public accountants for the Primary Parties and representatives of the Agents at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(1)), Luse Gorman Pomerenk & Schick, P.C. has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Luse Gorman Pomerenk & Schick, P.C. that caused Luse Gorman Pomerenk & Schick, P.C. to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, or Prospectus or General Disclosure Package).

(3) The favorable opinion, dated as of the Closing Date, of Silver, Freedman & Taff, L.L.P., counsel for Stifel, with respect to such matters as the Agents may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request and upon the opinion of Luse Gorman Pomerenk & Schick, P.C.

(4) The letter of Silver, Freedman & Taff, L.L.P. in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Silver, Freedman & Taff, L.L.P. participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Primary Parties, representatives of the independent public accountants for the Primary Parties and representatives of the Agents at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(3)), Silver, Freedman & Taff, L.L.P. has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Silver, Freedman & Taff, L.L.P. that caused Silver, Freedman & Taff, L.L.P. to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, or Prospectus or General Disclosure Package).

(5) A Blue Sky Memorandum from Luse Gorman Pomerenk & Schick, P.C. addressed to the Holding Company and the Agents relating to the offering, including the

Agents’ participation therein. The Blue Sky Memorandum will address the necessity of obtaining or confirming exemptions, qualifications or the registration of the Common Stock under applicable state securities law.

(c) On or prior to the date on which the Offer Shares are first offered in the Subscription Offering, the Agents shall receive a letter, or letters, from Dixon Hughes Goodman LLP, dated as of the date hereof and addressed to the Agents, such letter (i) confirming that Dixon Hughes Goodman LLP is a firm of independent registered public accountants within the meaning of the 1933 Act, the 1933 Act Regulations and the PCAOB Regulations, and stating in effect that in Dixon Hughes Goodman LLP’s opinion the consolidated financial statements of the Mid-Tier Holding Company included in the Prospectus comply as to form in all material respects with generally accepted accounting principles, the 1933 Act and the 1933 Act Regulations; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States)) consisting of a review (in accordance with Statement of Auditing Standards No. 100, Interim Financial Information) of the unaudited consolidated interim financial statements of the Mid-Tier Holding Company prepared by the Primary Parties as of and for the interim period ended December 31, 2012, a reading of the minutes of the meetings of the Board of Directors, Executive Committee, Audit Committee and stockholders of the Mid-Tier Holding Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited consolidated financial statements and any “Recent Developments” information in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the recent developments financial information included in the Prospectus to a specified date not more than three (3) business days prior to the date of the Prospectus, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), or decrease in the deposits or loan allowance, total assets, stockholders’ equity or there was any change in common stock outstanding (other than for the issuance of stock pursuant to stock option plans) at the date of such letter as compared with amounts shown in the December 31, 2012 unaudited statement of condition included in the Prospectus or there was any decrease in net interest income, non-interest income, net interest income after provision or net income, or increase in provision for loan losses or non-interest expense of the Primary Parties for the period commencing immediately after the recent development date and ended not more than three (3) business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Mid-Tier Holding Company, which are subject to the internal controls of the accounting system of the Mid-Tier Holding Company, and other data prepared by the Primary Parties, as applicable, from accounting records, to the extent specified in such letter, or letters, such amounts and/or percentages set forth in the Prospectus as the Agents may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding). On or prior to the date on which any Issuer-Represented Free Writing Prospectus is first used, upon the request of the Agents, the Agents shall receive a letter from Dixon Hughes Goodman LLP similar to the letter, or letters, referenced above in this Section 10(c) addressing the financial and statistical information contained in such Issuer-Represented Free Writing Prospectus.

(d) At the Closing Date, the Agents shall receive a letter, or letters, from Dixon Hughes Goodman LLP dated the Closing Date, addressed to the Agents, confirming the statements made by its letter, or letters, delivered by it pursuant to subsection (c) of this Section 10, the “specified date” referred to in clause (ii)(B) thereof to be a date specified in such letter, or letters which shall not be more than three (3) business days prior to the Closing Date.

(e) At the Closing Date, counsel to the Agents shall have been furnished with such documents and opinions as counsel for the Agents may reasonably require for the purpose of enabling them to advise the Agents with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(f) At the Closing Date, the Agents shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing Date, to the effect that: (i) they have examined the Registration Statement and at the time the Registration Statement became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; (ii) there has not been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Primary Parties have complied in all material respects with all material agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 10; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, the Exchange, the Conversion, the acquisition of all of the shares of the Bank by the Holding Company, the transactions required under the Plan to consummate the Conversion or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the Federal Reserve, the Commission, or any other federal authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the Federal Reserve in approving the Conversion Application, including the Plan, or to enjoin the Conversion; and (viii) that the officers and directors of the Primary Parties have agreed to abide by the restrictions on the exercise of options and sale of Common Stock set forth in Section 8(cc).

(g) At the Closing Date, the Agents shall receive a letter from RP Financial, LC, dated as of the Closing Date, (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.

(h) Prior to and at the Closing Date, none of the Primary Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of management, financial position, retained earnings, long-term debt, stockholders’ equity or results of operations of any of the Primary Parties, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, in the Agents’ reasonable judgment, is sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the Exchange or the delivery of the Shares or the Exchange Shares on the terms and in the manner contemplated in the Prospectus and the Stockholders’ Proxy Statement.

(i) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agents, there shall have been no material adverse change in the financial condition or in the earnings, capital, properties or business affairs of the Primary Parties considered as one enterprise, from and as of the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Primary Parties, independently or considered as one enterprise, from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the Primary Parties shall have received from the Federal Reserve, the OCC or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agents) and which would reasonably be expected to have a Material Adverse Effect; (iv) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect; and (v) the Shares shall have been qualified or registered for offering and sale, as applicable, under the securities or “blue sky” laws of the jurisdictions requested by the Agents.

(j) At or prior to the Closing Date, the Agents shall receive (i) a copy of the Conversion Application and a copy of the letter from the Federal Reserve approving the Conversion Application, (ii) if available, a copy of the order from the Commission declaring the Registration Statement effective, (iii) a certified copy of the articles of incorporation of the Holding Company, (iv) a copy of Holding Company Application and a copy of the letter from the Federal Reserve approving the Holding Company Application, (v) a certificate from the FDIC evidencing the Bank’s insurance of accounts, and (vi) any other documents that Agents shall reasonably request.

(k) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Agents and the persons set forth on Exhibit C hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall be delivered to the Agents on or before the date hereof and shall be in full force and effect on the Closing Date.

(l) Subsequent to the date hereof there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or FINRA or by order of the Commission or any other governmental authority other than temporary trading halts or limitation (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day or (C) which when combined with all other such halts occurring during the previous five (5) business days, total less than three (3); (ii) a general moratorium on the operations of federally-insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) any material adverse change in the financial markets in the United States or elsewhere; or (iv) any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of any of (i) through (iv) herein, in the judgment of the Agents, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agents and their respective counsel. Any certificate signed by an officer of the MHC, the Mid-Tier Holding Company, the Holding Company or the Bank and delivered to the Agents or their respective counsel shall be deemed a representation and warranty by the MHC, the Mid-Tier Holding Company, the Holding Company or the Bank, as the case may be, to the Agents as to the statements made therein. If any condition to the Agents’ obligations hereunder to be fulfilled prior to or at the Closing Date is not fulfilled, the Agents may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, the Agents shall be entitled to the full compensation provided for in Section 4 hereof) or, if the Agents so elect, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

Section 11. Indemnification.

(a) The Primary Parties, jointly and severally, agree to indemnify and hold harmless the Agents, its officers, directors, agents, attorneys, servants and employees and each person, if any, who control the Agents within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agents or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the “Related Persons”) may suffer or to which the Agents or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agents and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Agents or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing

Prospectus, the Applications, or any blue sky application, or other instrument or document of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of any of the Primary Parties with its consent or based upon written information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares under the securities laws thereof (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders and Supplemental Eligible Account Holders or Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents or their representatives (including counsel) with respect to the Agents expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the caption “The Conversion and Offering - Plan of Distribution; Selling Agent and Underwriter Compensation” provided, further, that the Primary Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result primarily from material written or oral misstatements by the Agents to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agents in bad faith or from the Agents’ gross negligence or willful misconduct, and the Agents agree to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(b) The Agents agree to indemnify and hold harmless the Primary Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Primary Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each Agent’s obligations under this Section 11(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky Applications or Sales Information in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents or their representatives (including counsel) expressly for use under the caption “The Conversion and Offering - Plan of Distribution; Selling Agent and Underwriter Compensation.”

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 11, Section 12 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Primary Parties and Agents shall be liable for any settlement of any claim against the other (or their respective directors, officers, employees, affiliates or controlling persons), made with the consent of the party liable for such settlement, which consent shall not be unreasonably withheld. Neither the Primary Parties nor Agents shall, without the written consent of the other, settle or compromise any claim against themselves based upon circumstances giving rise to an indemnification claim against the settling party hereunder unless such settlement or compromise provides that the non-settling party and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

(d) The agreements contained in this Section 11 and in Section 12 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents or their officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents, attorneys, servants or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. To the extent required by law, Sections 11 and 12 hereof are subject to and limited by Sections 23A and 23B of the Federal Reserve Act.

Section 12. Contribution.

(a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Primary Parties or the Agents, the Primary Parties and the Agents shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) the Agents are responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) (“Agents’ Fees”), less any portion of Agents’ Fees paid by Stifel to Assisting Brokers, bear to the total proceeds received by the Primary Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except Agent’s fees and (ii) the Primary Parties shall be responsible for the balance. If however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and the Agents on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Primary Parties on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, net of all expenses of the Offering except Agents’ fees, received by the Primary Parties bear, with respect to the Agents, to the total fees (not including expenses) received by the Agents less the portion of such fees paid by the Agents to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agents on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agents shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agents under this Agreement less the portion of such fees paid by the Agents to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agents’ liability is essential to the Agents and that the Agents would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 12, each of Agents’ and the Primary Parties’ officers and directors and each person, if any, who controls the Agents or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties and the Agents. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12.

Section 13. Survival. All representations, warranties and indemnities contained in this Agreement (and in Paragraph 11 of the Letter Agreement, “Confidentiality”), or all statements contained in certificates of officers of the Primary Parties or the Agents submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agents or their controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agents, any of the Primary Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

Section 14. Termination. The Representative may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

(a) In the event (i) the Plan is abandoned or terminated by the Holding Company; (ii) the Holding Company fails to consummate the sale of the minimum number of Shares prior to December 31, 2013 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law; (iii) the Representative terminates this relationship because there has been a material adverse change in the financial condition or operations of the Primary Parties considered as one enterprise since the date of the latest financial statements included in the Prospectus or the General Disclosure Package; or (iv) immediately prior to commencement of the Offering, the Representative terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the General Disclosure Package or the existence of market conditions which might render the sale of the Shares inadvisable, this Agreement shall terminate and no party to this Agreement shall have any obligation to the other hereunder except as set forth in Sections 3, 4, 9, 11 and 12 hereof.

(b) If the Representative, acting in good faith, determines that any of the conditions specified in Section 10 hereof shall not have been fulfilled when and as required by this

Agreement, or by the Closing Date, or waived in writing by the Representative, this Agreement and all of the Representative’s obligations hereunder may be canceled by the Representative by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 9, 11 and 12 hereof.

(c) If the Representative elects to terminate this Agreement as provided in this Section, the Primary Parties shall be notified by the Representative as provided in Section 15 hereof.

(d) If this Agreement is terminated in accordance with the provisions of this Agreement, Stifel shall retain the conversion advisory and administrative services fee earned and paid to it pursuant to Section 4(a) and the Primary Parties shall reimburse Stifel for its reasonable out-of-pocket expenses pursuant to Section 9.

Section 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Stifel, Nicolaus & Company, Incorporated, 18 Columbia Turnpike, Florham Park, New Jersey 07932, Attention: Robin P. Suskind, Managing Director (and to Silver, Freedman & Taff, L.L.P. 3299 K Street N.W., Suite 100, Washington, D.C., 20007, Attention: Beth A. Freedman, P.C.); notices to the Primary Parties shall be directed to Charter Financial Corporation, 1233 O.G. Skinner Dr., P.O. Box 472, West Point, Georgia 31833, Attention: Robert L. Johnson, President and Chief Executive Officer (with a copy to Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, N.W. Suite 780, Washington, DC 20015, Attention: Ben Azoff, Esq.).

Section 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents and the Primary Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 11 and 12 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

Section 17. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 18. Entire Agreement; Amendment. This Agreement represents the entire understanding of the Primary Parties and the Agents with respect to the transactions contemplates hereby and supersedes any and all other oral or written agreements heretofore made, except for: (i) Paragraph 11 of the Letter Agreement (“Confidentiality”); (ii) the Records Processing Services Agreement, dated January 23, 2012 by and among the Primary Parties and Stifel, relating to the Stifel’s providing records agent services in connection with the Conversion and (iii) the Underwriting Agreement, if entered into in connection with the Public Offering. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

Section 19. Construction and Waiver of Jury Trial. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to its conflicts of laws principles. Any dispute hereunder shall be brought in a court in the State of New York. Each of the Primary Parties and the Agents waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours,

Charter Financial Corporation (a federally-chartered stock corporation)

By:

Charter Financial Corporation (a Maryland corporation)

By:

First Charter, MHC (a federally-chartered mutual holding company)

By:

Charter Bank (a federally-chartered savings bank)

By:

The foregoing Agency Agreement is hereby confirmed and accepted as of the date first set forth above.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Robin P. Suskind
Managing Director

EXHIBIT A

SELECTED DEALERS AGREEMENT

            , 2012

Stifel, Nicolaus & Company, Incorporated

18 Columbia Turnpike

Florham Park, NJ 07932

Ladies and Gentlemen:

We understand that you are entering into this Selected Dealers Agreement (the “Agreement”) in counterparts with us and other firms who may be invited to participate as dealers in offerings of securities in which you are acting as sole representative of or as one of the representatives of the underwriters comprising the underwriting syndicate. Whether or not we have executed this Agreement, this Agreement shall apply to any offering of securities in which we elect to act as a selected dealer after receipt from you of one or more invitations by telecopy, e-mail, or other written form of communication or telephone call (confirmed immediately in writing) which refers to this Agreement, identifies the issuer, describes the securities to be offered and states the amount of securities proposed to be reserved for purchase by selected dealers. Your invitation also will include instructions for our acceptance of such invitation. At or prior to the time of an offering, you shall also advise us, to the extent applicable, of the expected offering date, the expected closing date and certain other terms of the offering, including without limitation and as applicable, the initial public offering price (or the formula for determining such price), the interest or dividend rate (or the method by which such rate is to be determined), the conversion or exchange price (or the formula for determining such price), the selling concession, the amount of any reallowance, the amount of securities to be allotted to us, and the time at which subscriptions for shares reserved for selected dealers will be opened. Such information may be conveyed by you in one or more written communications or by telephone (confirmed immediately in writing) (such communications, together with the original invitation described above, received by us with respect to the offering are hereinafter collectively referred to as the “Invitation”). The terms of such Invitation shall become a part of this Agreement with respect to the offering to which it applies.

This Agreement, as amended or supplemented by the Invitation, shall become binding with respect to our participation in an offering of securities described in an Invitation upon our acceptance thereof by telecopy, e-mail, telephone call (confirmed immediately in writing) or other form of communication specified in the Invitation if we do not revoke such acceptance in writing prior to the date and time specified in the Invitation or upon acceptance by us of an allotment of securities (such an acceptance being hereinafter referred to as an “Acceptance”). If we have not previously executed this Agreement, by our Acceptance we shall be deemed to be signatories hereof with respect to the offering to which the Acceptance relates. To the extent that any terms contained in the Invitation are inconsistent with any provisions herein, such terms shall supersede any such provisions.

The issuer of the securities in any offering of securities in which we agree to participate as a selected dealer pursuant to this Agreement, including the issuer of any guarantees relating to such securities, is hereinafter referred to as the “Issuer” and the securities to be purchased in such offering, including any guarantees relating to such securities or any other securities into which such securities are convertible or for which such securities are exercisable or exchangeable and any securities that may be purchased upon exercise of an overallotment option, are hereinafter referred to as the “Securities.” A syndicated offering of securities of the Issuer in connection with the conversion of the Issuer and/or an affiliated entity from a mutual holding company structure to a stock holding company structure is hereinafter referred to as a “Conversion Offering” and the securities offered and sold by the Issuer pursuant to a Conversion Offering are hereinafter referred to as the “Conversion Stock.” Any underwriters of an offering of Securities in which we agree to participate as a selected dealer pursuant to this Agreement, including the Representatives (as defined below), are hereinafter collectively referred to as the “Underwriters” and the parties who agree to participate in such offering as selected dealers are hereinafter referred to as “Selected Dealers.” All references herein to “you” shall mean Stifel, Nicolaus & Company, Incorporated and all references herein to the “Representatives” shall mean you and the other firms, if any, which are named as Representatives in the Invitation.

The following provisions of this Agreement shall apply separately to each individual offering of Securities. It is understood that from time to time in connection with offerings of Securities, you or the Representatives shall determine which signatories to this Agreement will be invited to become Selected Dealers for the Securities. This Agreement may be supplemented or amended by you by written notice to us and, except for supplements or amendments set forth in an Invitation relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering of Securities to which this Agreement applies after this Agreement is so amended or supplemented.

1. Conditions of Offering; Acceptance and Purchase.

(a) The offer to Selected Dealers will be made on the basis of a reservation of Securities and an allotment against subscriptions as set forth in the Invitation. Acceptance of any reserved Securities received after the time specified therefor in the Invitation and any application for additional Securities will be subject to rejection in whole or in part. Subscription books may be closed by the Representatives at any time in the Representatives’ discretion without notice and the right is reserved to reject any subscription in whole or in part. By our Acceptance, we agree to purchase as principal, on the terms and conditions set forth in the Invitation, the Offering Document (defined below) and this Agreement, the amount of Securities allotted to us by the Representatives.

(b) Notwithstanding anything in this Agreement to the contrary, any Conversion Offering (or other offering if so indicated in the Invitation) will be a “best efforts” offering and will not be underwritten. Any Conversion Offering will also be contingent and will involve a closing only after receipt of necessary documentation from the Issuer and its affiliates and satisfaction of other closing conditions specified in the agency agreement for the Conversion Offering. Any Conversion Offering will be designed to comply with applicable rules promulgated by the Securities and Exchange Commission (the “Commission”), including Rules 15c2-4, 10b-9 and 15c6-1 (see NASD Notices to Members 98-4, 87-61 and 84-7). We represent and agree that we shall fully comply with Commission Rules 15c2-4, 10b-9 and 15c6-1 with respect to any Conversion Offering, including, but not limited to, promptly depositing or transmitting funds received from interested investors prior to the satisfaction of all closing conditions contained in the applicable agency agreement for the subject Conversion Offering by 12:00 pm on the business day following receipt of the funds, promptly delivering to the Issuer funds for Conversion Stock sold by us in the Conversion Offering if and when all closing conditions are met, and promptly returning funds to the interested investors if the Conversion Offering does not close or if the closing occurs but some or all of an interested investors’ funds are not accepted by the Issuer. Concurrently with or immediately following the closing of the Conversion Offering Issuer will remit to us in immediately available funds all fees and commissions payable to the applicable agency agreement.

We also represent that we are aware that those who purchase in a best efforts Conversion Offering are subject to the investor purchase limitations described in the Prospectus (as hereinafter defined).

2. Offering Materials.

(a) In the case of an Invitation regarding an offer of Securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the Representatives will furnish to us, to the extent made available by the Issuer, copies (which may be in electronic form except as required pursuant to rules or regulations under the 1933 Act) of the prospectus or amended or supplemented prospectus, subject to Sections 3(e) and 3(f) below, or any “free writing prospectus” as defined in Rule 405 under the 1933 Act (excluding any documents incorporated by reference therein) to be used in connection with the offering of the Securities in such number as we may reasonably request. The term “Prospectus” means the form of prospectus (including amendments and supplements, and any documents incorporated by reference therein) authorized for use in connection with such offering.

(b) In the case of an Invitation regarding an offer of Securities for which no registration statement has been or will be filed with the Commission, the Representatives will furnish to us, to the extent made available by the Issuer, copies (which may be in electronic form except as required pursuant to rules or regulations under the 1933 Act) of any offering circular or other offering materials to be used in connection with the offering of the Securities and of each amendment or supplement thereto (collectively, the “Offering Circular”). The Prospectus or Offering Circular, as the case may be, relating to an offering of Securities is herein referred to as the “Offering Document.”

(c) We agree that in purchasing Securities we will rely upon no statement whatsoever, written or oral, other than statements in the Offering Document delivered to us by the Representatives. We understand and agree that we are not authorized to give any information or make any representation not contained in the Offering Document in connection with the offering of the Securities.

(d) We agree to make a record of our distribution of each preliminary or final Offering Document and, if requested by the Representatives, we will furnish a copy of any amendment or supplement to any preliminary or final Offering Document to each person to whom we have furnished a previous preliminary or final Offering Document. Our purchase of Securities registered under the 1933 Act shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Rule 15c2-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Our purchase of Securities for which no registration statement has been or will be filed with the Commission shall constitute (i) our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering

Circulars required for compliance with the applicable international, foreign, federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters and (ii) to the extent consistent with such laws, rules and regulations, our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars that would be required if Rule 15c2-8 (or any successor provision) under the 1934 Act applied to such offering.

(e) We understand that we are not authorized to make any offer of the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, except for any such free writing prospectus provided by the Issuer or you expressly for use in connection with the offering of the Securities provided that each such free writing prospectus (i) is correct and not misleading, (ii) is not required to be filed with the Commission pursuant to Rule 433 (except to the extent required to be filed by the Issuer and, assuming for this purpose, that the Issuer files the free writing prospectus with the Commission within the time required by Rule 433) and (iii) otherwise complies with Rule 433. Notwithstanding the foregoing, and subject to Section 3(f) below, we further understand that we may use any other free writing prospectus relating to the Securities with your prior written consent that meets the following requirements: (A) does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (B) does not contain any forward-looking information or any valuation of the Issuer or the Securities, other than such information as may be set forth in any Prospectus; (C) does not contain any “issuer information” as defined in Rule 433, other than any such information as may be set forth in or derived from any Prospectus or free writing prospectus relating to the Securities that has been previously filed by the Issuer with the Commission; (D) complies with the requirements of [NASD Rule 2210] (“Communications with Customers and the Public”), including the internal approval requirements and content standards set forth therein; (E) complies with the requirements of Rule 433, including the eligibility and prospectus conditions and the legend and other information requirements, and is not required to be filed pursuant to Rule 433; and (F) has been reviewed by counsel for the Underwriters prior to first use. Our Acceptance will constitute our representation and agreement that any free writing prospectus we use will comply with this paragraph.

(f) We will indemnify, hold harmless and reimburse you, each other Underwriter and each such other person to such extent and on such terms with respect to any free writing prospectus that we use or provide to others to use, provided that our obligation under this sentence shall not be limited to any particular information in such free writing prospectus but shall apply with respect to such free writing prospectus in its entirety (other than any information that is contained in any Prospectus or free writing prospectus filed by the Issuer with the Commission and for which the Issuer has agreed to indemnify the Underwriters under the Underwriting Agreement), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation and defense, including counsel fees and expenses, which shall be paid as incurred) resulting from any breach of our agreements and representations regarding free writing prospectuses in Section 2(e) above.

3. Offering of the Securities.

(a) The Representatives will advise each Selected Dealer, in the Invitation or other written communication, of the release by the Representatives of the Securities for public offering and of the public offering price. Upon receipt of such advice, any of the Securities thereafter purchased by us pursuant to this Agreement are to be reoffered by us to the public at the public offering price, subject to the terms of this Agreement, the Invitation and the Offering Document. After the public offering of the Securities has commenced, the Representatives may change the public offering price, the selling concession and the reallowance to dealers. Except as otherwise provided herein, the Securities shall not be offered or sold by us below the public offering price before the termination of the effectiveness of this Agreement with respect to the offering of such Securities, except that a reallowance from the public offering price not in excess of the amount set forth in the Invitation may be allowed to Qualified Dealers who agree that such amount is to be retained and not re-allowed in whole or in part. “Qualified Dealers” shall be brokers or dealers (as defined in the By-Laws of the Financial Industry Regulatory Authority (“FINRA”)) actually engaged in the investment banking or securities business which make the representations and agreements contained in Section 12 hereof. “Qualified Dealers” also shall include foreign banks, dealers or institutions which make the representations and agreements contained in Section 12 hereof.

(b) The offering of the Securities is made subject to delivery of the Securities and their acceptance by the Underwriters, prior sale of the Securities, the approval of all legal matters by counsel and any other conditions referred to in the Offering Document and to the terms and conditions set forth in this Agreement and the Invitation.

(c) The Representatives as such and, with the Representatives’ consent, any Underwriter may buy Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or an Underwriter, at the public offering price less all or any part of the concession to Selected Dealers.

(d) If we receive or are credited with the Selected Dealers’ concession as to any Securities purchased by us pursuant to this Agreement, which, prior to the later of (i) the termination of the effectiveness of this Agreement with respect to the offering of such Securities and (ii) the covering by the Representatives of any short position created by the Representatives in connection with the offering of such Securities, the Representatives purchase or contract to purchase for the account of any Underwriter or the Representatives (whether such Securities have been sold or loaned by us, or issued on transfer or in exchange for such Securities) then we agree to pay the Representatives on demand for the accounts of the several Underwriters an amount equal to the Selected Dealers’ concession and, in addition, the Representatives may charge us with any accrued interest, amortization of original issue discount, dividends, broker’s commission, dealers’ mark-ups and transfer taxes paid in connection with such purchase or contract to purchase. The Representatives may use the securities tracking system of The Depository Trust Company (“DTC”) to identify any such Securities. Securities delivered on such repurchases need not be the identical Securities originally purchased. The Representatives shall not be obligated to pay any Selected Dealers’ concession with respect to any such repurchased Securities as to which we have not yet received or been credited with the Selected Dealers’ concession and we shall remain responsible for any accrued interest, amortization of original issue discount, dividends, broker’s commission, dealers’ mark-ups or transfer taxes paid in connection with such repurchase or agreement to repurchase.

(e) No expenses shall be charged to Selected Dealers. A single transfer tax upon the sale of the Securities by the respective Underwriters to us will be paid by such Underwriters when such Securities are delivered to us. However, we shall pay any transfer tax on sales of

Securities by us and shall pay our proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against us and other Selected Dealers as a group or otherwise.

4. Over-Allotment; Stabilization; Allotments. The Representatives may, with respect to any offering of Securities, be authorized to over-allot, to purchase and sell Securities (and any other securities of the Issuer of the same class and series as the Securities and any other securities of the Issuer which the Representatives may designate) for their long or short account and to stabilize or maintain the market price of the Securities (and any other securities of the Issuer of the same class and series as the Securities and any other securities of the Issuer which the Representatives may designate), or to impose a penalty bid with respect to the Securities. We agree that upon the Representatives’ request at any time and from time to time prior to the termination of the effectiveness of this Agreement with respect to an offering of Securities we will report the amount of Securities purchased by us pursuant to such offering then remaining unsold by us and will, upon the Representatives’ request at any such time, sell to the Representatives for the account of one or more Underwriters such amount of such Securities as the Representatives may designate at the public offering price less an amount to be determined by the Representatives not in excess of the Selected Dealers’ concession.

5. Open Market Transactions. Unless the Securities are “exempted securities” as defined in Section 3(a) (12) of the 1934 Act, we represent that, at all times since we were invited to participate in the offering of the Securities, we have complied and we will comply with the provisions of Regulation M applicable to such offering, in each case as interpreted by the Commission and after giving effect to any applicable exemptions. If we have been notified in writing by the Representatives that the Underwriters may conduct passive market making in compliance with Rule 103 of Regulation M in connection with the offering of the Securities, we represent that, at all times since our receipt of such notice, we have complied and we will comply with the provisions of such Rule applicable to such offering, as interpreted by the Commission and after giving effect to any applicable exemptions. The Representatives may, by notice in the Invitation or otherwise, impose additional trading restrictions on any security.

An opening uncovered writing transaction in options to acquire Conversion Stock for our account or for the account of a customer shall be deemed, for purposes of this Section 5, to be a sale of Conversion Stock which is not unsolicited. The term “opening uncovered writing transaction in options to acquire” as used above means a transaction where the seller intends to become a writer of an option to purchase any Conversion Stock which he does not own. An opening uncovered purchase transaction in options to sell Conversion Stock for our account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of Conversion Stock which is not unsolicited. The term “opening uncovered purchase transaction in options to sell” as used above means a transaction where the purchaser intends to become an owner of an option to sell Conversion Stock which he does not own.

“Covered Security” means (a) the Conversion Stock, (b) any securities into which the Conversion Stock may be converted, exchanged or exercised, (c) any securities convertible into or exercisable or exchangeable for the Conversion Stock and (d) any securities which, under the terms of the Conversion Stock, may in whole or in significant part determine the value of the Conversion Stock.

6. Payment and Delivery. Securities purchased by us pursuant to this Agreement shall be paid for in an amount equal to the public offering price therefor, or, if the Representatives shall so advise us, at such public price less the Selected Dealer’s concession with respect thereto, at or before 9:00 A.M. on the date on which the Underwriters are required to purchase the Securities, by delivery through the services of DTC or any other depository or similar facility. If payment is made for Securities purchased by us at the public offering price, the Selected Dealers’ concession to which we may be entitled will be paid to us upon termination of the effectiveness of this Agreement with respect to the offering of such Securities. The Representatives will give us notice of the date of delivery. If applicable, the Representatives may make delivery through the facilities of DTC or any other depository or similar facility.

With respect to any Conversion Offering, we represent that none of the persons for whom we are placing orders to purchase Conversion Stock: (a) have placed an order through us in excess of the individual maximum purchase limitation established for the Conversion Offering; (b) have, together with their associates and persons acting in concert, placed orders through us in excess of the aggregate maximum purchase limitation established for the Conversion Offering; (c) have, nor have their associates, placed an order for shares of the Conversion Stock through another broker or dealer or in the subscription offering that preceded the Conversion Offering; or (d) would, upon completion of the Conversion Offering and the exchange of shares of common stock of the bank affiliated with the Issuer for shares of the Conversion Stock, own more than the maximum ownership limitation established for the Conversion Offering.

In order to satisfy regulatory requirements, we will be required to provide the Representatives with the following information prior to the closing of the Conversion Offering:

•	Total number of orders and the U.S. dollar value this represents;

•	Total number of orders for 10,000 shares or less and the U.S. dollar value this represents;

•	Total number of orders for more than 10,000 shares and the U.S. dollar value this represents.

7. Blue Sky and Other Qualifications. It is understood and agreed that the Representatives assume no obligation or responsibility with respect to the right of any Selected Dealer or other person to sell the Securities in any jurisdiction, notwithstanding any information that the Representatives may furnish as to the jurisdictions under the securities laws of which it is believed the Securities may be sold.

8. Termination.

(a) The effectiveness of this Agreement will terminate with respect to each offering of Securities to which this Agreement applies at the close of business on the 45th day after the commencement of the offering of such Securities unless terminated by the Representatives at any time prior thereto by notice to us and except for provisions hereof that contemplate obligations surviving the termination of the effectiveness of this Agreement with respect to an offering of Securities, including without limitation Sections 6 and 9 and all payment and delivery obligations and authority with respect to matters to be determined by the Representatives or by you acting on behalf of other Representatives, all of which shall survive such termination.

(b) This Agreement may be terminated by either party hereto upon five (5) business days’ prior written notice to the other party; provided, however, that with respect to any particular offering of Securities, if you receive any such notice from us after our Acceptance for such offering, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section. Notwithstanding the foregoing and unless otherwise stated in the Invitation, our Acceptance of an Invitation after termination of this Agreement in accordance with this subsection (b) will cause the terms of this Agreement to apply to the related offering as if this Agreement was not terminated.

9. Role of the Representatives; Role of the Selected Dealers; Legal Responsibility.

(a) The Representatives are acting as representatives of each of the Underwriters in all matters connected with the offering of the Securities and with the Underwriters’ purchase of the Securities. Any action to be taken, authority that may be exercised or determination to be made by the Representatives hereunder may be taken, exercised or made by you on behalf of all Representatives. The obligations of each Underwriter and each Selected Dealer shall be several and not joint.

(b) The Representatives, as such, shall have full authority to take such action as they may deem advisable in all matters pertaining to the offering of the Securities or arising under this Agreement or the Invitation. The Representatives will be under no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by the Representatives herein, and no obligation on the part of the Representatives will be implied or inferred herefrom.

(c) We understand and agree that we are to act as principal in purchasing securities and we are not authorized to act as agent for the Issuer, any selling security holder or any of the Underwriters in offering the Securities to the public or otherwise.

(d) Nothing herein contained nor in any other written or oral communication shall constitute us an association, or partners, with the other Selected Dealers, the Underwriters or the Representatives, or, except as otherwise provided herein or in the Invitation, render us liable for the obligations of any other Selected Dealers, the Underwriters or the Representatives. If we and the other Selected Dealers, the Underwriters or the Representatives are deemed to constitute a partnership for federal income tax purposes, each Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with such election, and the Representatives are authorized, in their discretion, to execute on behalf of each Selected Dealer such evidence of such election as may be required by the Internal Revenue Service.10.

10. Notices. Any notices from the Representatives to us shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), e-marled, telegraphed, telexed, telecopied or communicated by CommScan or Dealogic wire to us at the address set forth at the foot of this Agreement, or at such other address as we shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), e-mailed, telegraphed, telexed, telecopied or communicated by CommScan or Dealogic wire to:

Stifel, Nicolaus & Company, Incorporated

18 Columbia Turnpike

Florham Park, NJ 07932

Attn.: Robin P. Suskind

Telephone: (973) 549-4036

Telecopy: (973) 549-4034

or to such other address, telephone, telecopy or telex as we shall be notified by the Representatives); provided, however, that our Acceptance will be addressed and transmitted in the manner set forth in the Invitation. Communications by telecopy, Ex, e-mail, CommScan, Dealogic wire or other written form shall be deemed to be “written” communications.

11. Governing Laws. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed in that State, without regard to principles of conflict of laws.

12. Certain Representations and Agreements. We represent that we are (a) a member in good standing of FINRA, or (b) a foreign bank, broker, dealer or institution not eligible for membership in FINRA. If we are such a member of FINRA, we agree that in making sales of Securities we will comply with all applicable interpretative materials and FINRA Rules and NASD Conduct Rules, including, without limitation, NASD Conduct Rules 2740 (relating to Selling Concessions, Discounts and Other Allowances) and FINRA Rule 5130 (relating to New Issues). If we are not a member of FINRA, we agree to comply as though we were a member with NASD Rules 2730, 2740 and 2750 and FINRA Rule 2790. If we are such a foreign bank, broker, dealer or other institution, we agree not to offer or sell any Securities in the United States of America or its territories or possessions or to persons who are nationals thereof or residents therein (except through the Representatives), and in making sales of Securities we agree to comply with Conduct Rule 2420 of the NASD as it applies to a nonmember broker or dealer in a foreign country. We also represent that the incurrence by us of our obligations hereunder in connection with the offering of Securities will not place us in violation of Rule 15c3-1 (or any successor provision) under the 1934 Act, if such requirements are applicable to us, or the capital requirements of any other regulator to which we are subject. We agree that in selling Securities pursuant to any offering (which agreement shall also be for the benefit of the Issuer or other seller or such Securities) we will comply with all applicable laws, rules and regulations, including the applicable laws, rules and regulations, including the applicable provisions of the 1933 Act and the 1934 Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the offering and in the case of an offering referred to in Section 3(b) hereof the applicable la les and regulations of any applicable regulatory body. Any references herein to the rules or regulations of the NASD shall also include any successor rules or regulations of FINRA.

We represent, by our participation in an offering of Securities, that neither us nor any of our directors, officers, partners or “persons associated with” us (as defined in the By-Laws of FINRA) nor, to our knowledge, any “related person” (as defined in the By-Laws of FINRA, which definition includes counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any other persons associated with or related to any of the foregoing) within the last twelve months had any dealings with the Issuer, any selling security holder or any subsidiary or controlling person of any of the foregoing (other than in connection with the syndicate agreements relating to such offering) as to which documents or information are required to be filed with FINRA pursuant to FINRA Rule 5190 or any other applicable rules of FINRA.

We will notify you immediately if any of our representations contained in this Agreement cease to be accurate.

Very truly yours,

(Print name of firm)

By:

Print Name:

Telephone:

Address:

Telephone:
Telecopy:
Telex:

Confirmed as of the date first above written:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title

EXHIBIT B

LETTER AGREEMENT

B-1

EXHIBIT C

OFFICERS AND DIRECTORS OF THE PRIMARY PARTIES

Robert L. Johnson

Lee Washam

Curtis Kollar

Curti M. Johnson

Edward D. Smith

David Z. Cauble, III

David L. Strobel

Thomas M. Lane

Jane W. Darden

C-1

EXHIBIT D

            , 2013

FORM OF LOCK-UP LETTER

Stifel, Nicolaus & Company, Incorporated

Sterne Agee & Leach, Inc.

c/o Stifel, Nicolaus & Company, Incorporated

as Representative of the several Agents

18 Columbia Turnpike

Florham Park, NJ 07932

Dear Ladies and Gentlemen:

The undersigned understands that Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) as representative of the several Agents and Sterne Agee & Leach, Inc. (“Sterne Agee”, and together with Stifel the “Agents”) propose to enter into an Agency Agreement (the “Agency Agreement”) with Charter Financial Corporation, a newly-formed Maryland corporation (the “Company”), Charter Financial Corporation, a federally-chartered stock corporation (the existing corporation referred to herein as the “Mid-Tier”), First Charter, MHC, a federally chartered mutual holding company (the “MHC”) and Charter Bank, a federally-chartered savings bank (the “Bank” and, together with the Company, the Mid-Tier and the MHC, the “Charter Parties”), providing for the public offering (the “Public Offering”) by the Agents, of up to [super max] shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

To induce the Agents to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Agents, it will not, during the period beginning on the date of the final prospectus relating to the subscription offering (the “Subscription Offering Prospectus”) and ending 90 days after the Closing Date (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or (3) announce any intention to take any of the foregoing actions, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section

D-1

16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.

In addition, the undersigned agrees that, without the prior written consent of the Agents, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Stifel Nicolaus of any earnings release, news or event that may give rise to an extension of the initial Restricted Period.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Stifel Nicolaus that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Agents are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Agency Agreement, the terms of which are subject to negotiation between the Company and the Agents.

Very truly yours,

Name:

D-2

EXHIBIT E

FORM OF UNDERWRITING AGREEMENT

E-1

[Number of Shares] Shares

CHARTER FINANCIAL CORPORATION

Common Stock

UNDERWRITING AGREEMENT

            ,

STIFEL, NICOLAUS & COMPANY, INCORPORATED

[NAMES OF OTHER REPRESENTATIVES]

As representatives of the several Underwriters

named in Schedule I hereto

c/o Stifel, Nicolaus & Company, Incorporated

18 Columbia Turnpike

Florham Park, New Jersey 07932

Ladies and Gentlemen:

Charter Financial Corporation, a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives’) an aggregate of                  shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (“Common Stock”).

The Shares to be sold pursuant to this Underwriting Agreement are being sold in connection with the mutual-to-stock conversion of First Charter, MHC to stock form pursuant to the Plan of Conversion and Reorganization adopted on November 27, 2012 and amended on December 11, 2012. Charter Financial Corporation, a federally-chartered stock corporation (the existing corporation referred to herein as the “Mid-Tier Holding Company”), Charter Financial Corporation, a newly-formed Maryland corporation organized to be the successor to the Mid-Tier Holding Company (the newly-formed corporation referred to herein as the “Holding Company”), First Charter, MHC, a federally-chartered mutual holding company (the “MHC”) that owns 62.85% of the outstanding common stock of the Mid-Tier Holding Company, and Charter Bank, a federally-chartered savings bank (the “Bank”) whose outstanding common stock is owned in its entirety by the Mid-Tier Holding Company (collectively the Holding Company, Mid-Tier Holding Company, the MHC and the Bank, the “Primary Parties”), are related parties and are, together with the Underwriters the parties to this Agreement.

The Company confirms as follows its agreements with the Representatives and the several other Underwriters.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date, if any:

(i) A registration statement on Form S-1 (File No. 333-185482) in respect of the Shares and one or more pre-effective amendments thereto (together, the “Initial

1

Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a) (iii) hereof) is hereinafter called the “Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(ii) (1) at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the

2

Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus. No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. No document has been prepared or delivered in reliance on Rule 434 under the Securities Act;

Each Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(iii) For the purposes of this Agreement, the “Applicable Time” is         :         .  .m. (Eastern time) on the date of this Agreement; the Prospectus as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule              hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule              hereto does not conflict with the information contained in the Registration Statement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv) The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act’), to register the Common Stock, and such registration statement has been declared effective. At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own , lease and operate it properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

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(vi) Each subsidiary of the Company (each a “Subsidiary”) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization) (or in the case of MHC, Mid-Tier Holding Company and Bank duly authorized and validly existing federally chartered entities), with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(viii) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;

(ix) This Agreement has been duly authorized, executed and delivered by the Company;

(x) The issue and sale of the Shares to be sold by the Company hereunder, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

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(xi) Dixon Hughes Goodman LLP, who have certified financial statements of the Company and the Subsidiaries are independent public accountants as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (including the prospectus contained in any post-effective amendment) comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. The pro forma financial statements of the Company and the Subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xii) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Prospectus;

(xiii) Neither the Company nor any of the Subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents) or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or (3) in violation of any decree of any court or

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governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;

(xiv) Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(xv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xvi) The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;

(xvii) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Prospectus,

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and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate , would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity results of operations of the Company and the Subsidiaries, considered as one enterprise;

(xviii) No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;

(xix) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise;

(xx) The Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is in conformity with generally accepted accounting principles and is updated as necessary to comply in all material respects with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply;

(xxi) Since the date of the latest audited financial statements included in the Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any

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material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective;

(xxiii) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(xxiv) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

(xxv) Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise; and the Company is not aware of any pending investigation which might lead to such a claim;

(xxvi) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except

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to the extent that failure to so comply, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

(xxvii) Neither the Company nor any of its Subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(xxviii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxix) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(xxx) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxi) The Company has not distributed and, prior to the later to occur of the Closing Date (as defined in Section 4 hereof) and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(xxxii) The statistical and market and industry-related data included in the Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

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(xxxiii) Any audiovisual presentation made available to the public by the Company at http://www.netroadshow.com/addressor. Company address is a “bona fide electronic roadshow” for purposes of Rule 433(d)(8)(ii) of the Securities Act, and such presentation, together with the Prospectus, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from such presentation or Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein;

(xxxiv) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and

(xxxv) The Primary Parties hereby affirm and incorporate herein the Representations and Warranties contained in the Agency Agreement dated             , 2013 by and among the Primary Parties and Stifel, Nicolaus & Company, Inc. (the “Agency Agreement”).

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $10.00 (the “Purchase Price”), the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company hereunder by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from the Company hereunder to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price. The Company will pay a public offering fee to each of the Underwriters, which will not exceed five percent (5%) of the aggregate dollar amount of the Shares sold pursuant to this Agreement, immediately upon receipt by the Company of the proceeds of the Shares.

3. It is understood that the several Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4. The Company [and the Custodian] will deliver the Shares to the Representatives [through the facilities of the Depository Trust Company (“DTC”)] for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company, in the case of Shares sold by the Company, at the office of [Name, Address], at 10:00 A.M., East Coast Time, on             ,         , or at such other time not later than seven full business days thereafter as Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Shares. The certificates for the Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of [Name] at least 24 hours prior to the Closing Date.

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5. The Company covenants and agrees with each of the Underwriters as follows:

(a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representatives with copies thereof and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (h) of the receipt of any comments from the Commission, (in) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and [(B) completion of the 90-day restricted period referred to in Section 5(j) hereof] The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d) The Company has furnished or will deliver to the Representatives, without charge, number of Representatives plus 1 signed copies of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(e) The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event. The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(g) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the heading “How We Intend to Use the Proceeds from the Offering”.

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(h) The Company will use its best efforts to effect and maintain the listing for quotation of the Common Stock (including the Shares) on the NASDAQ Capital Market.

(i) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Stifel Nicolaus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of options to acquire shares of Common Stock granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended or (3) the issuance of shares of Common Stock upon the exercise of any such options. Notwithstanding the foregoing, if (A) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

(j) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a “lock-up” agreement described in Section 8(1) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver.

(k) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(l) The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(m) During a period of five years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

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(n) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(o) If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares, (h) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule              hereto;

(b) the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the

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circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, [(a)] the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (a) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Common Stock (including the Shares) on the NASDAQ Capital Market; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (via) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares; and(x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section

8. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction

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(b) The respective representations and warranties of the Company and other Primary Parties contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company and each of the other Primary Parties shall each have complied with all agreements and all conditions on its part to be performed or satisfied hereunder and under the Agency Agreement at or prior to the Closing Date.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading) any change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) (i) Neither the Company nor any Subsidiary nor the MHC shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or (2) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date, on the terms and in the manner contemplated in the Prospectus.

(e) the Representatives shall have received on and as of the Closing Date (i) a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representatives, to the effect (1) set forth in Sections 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and 8(c), (2) that none of the situations set forth in clause (i) or (ii) of Section 8(d) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

(f) On the Closing Date, Luse Gorman Pomerenk & Schick, P.C., counsel for the Company, shall have furnished to the Representative their favorable written opinion, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request.

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(g) On the effective date of the Registration Statement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, Dixon Hughes Goodman LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h) On the Closing Date, the Representatives shall have received from Dixon Hughes Goodman LLP a letter, dated the Closing Date, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(g), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(i) On the Closing Date, Silver, Freedman & Taff, L.L.P., counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion dated the Closing Date, with respect matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(j) The Shares to be delivered on the Closing Date shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

(k) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(l) The Representative shall have received lock-up agreements, each in the form set forth at Exhibit D to the Agency Agreement.

(m) On or prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

(n) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange American Stock Exchange NASDAQ Global Select Market or the NASDAQ Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange American Stock Exchange NASDAQ Global Select Market or the NASDAQ Capital Market; (iii) a general moratorium on commercial banking activities declared by any of Federal, Maryland or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere , if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date, on the terms and in the manner contemplated in the Prospectus;

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If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representatives by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Section 12.

9. (a) The Company agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof the Registration Statement, or any post-effective amendment thereof any Preliminary Prospectus, the Prospectus or the Prospectus, or in any supplement thereto or amendment thereof any Issuer Free Writing Prospectus, or any Issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof the Registration Statement, or any post-effective amendment thereof any Preliminary Prospectus, the Prospectus or the Prospectus, or in any supplement thereto or amendment thereof any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through Stifel Nicolaus expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof the Registration Statement, or any post-effective amendment thereof or any Preliminary Prospectus, the Prospectus or the Prospectus, or in any supplement thereto or amendment thereof any Issuer Free Writing Prospectus, or arise out of or

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are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through Stifel Nicolaus expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:

(c) Promptly after receipt by an indemnified party under Section 9(a) or 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related action in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by Stifel Nicolaus. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any

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losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material act or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9 (d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9 (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9 (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9 (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the parties to this Agreements contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, the

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Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares that the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 12, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11. Notwithstanding anything herein contained, this Agreement may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (a) trading generally on the American Stock Exchange or the New York Stock Exchange or on the NASDAQ Global Select Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by Federal, New York State or Maryland State authorities or a new restriction materially adversely affecting the distribution of the Shares, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares to be delivered on the Closing Date, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof

12. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof; made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8, 10 or 11 or if for any reason the purchase of any of the Shares by the Underwriters is

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not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7, the respective obligations of the Company and the Underwriters pursuant to Section 9 and the provisions of Sections 12, 13 and 16 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5, Section 6 and Section 7 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

13. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, fain or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

14. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Stifel, Nicolaus & Company, Incorporated, Attention: Robin P. Suskind, Managing Director. Notices to the Company shall be given to it at Charter Financial Corporation, 1233 O.G. Skinner Dr., P.O. Box 472 West Point, Georgia 31833, Attention: Robert L. Johnson, President and Chief Executive Officer).

15. This Agreement may be signed in counterparts, each of which shall be an original and which shall constitute one and the same instrument.

16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

17. The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the City of New York, State of New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

18. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an aim’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (ii) no Underwriter has assumed an advisory or fiduciary

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responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement

20. Notwithstanding anything herein to the contrary, the Company are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment

21. Other than the Agency Agreement between the Primary Parties and Stifel, Nicolaus & Company, Inc., dated             , 2013, which shall remain in full force and effect, this Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

22. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof whereupon this instrument will become a binding agreement among the Company and the Underwriters.

Very truly yours,

[Company Name]

By:
Name:
Title:

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INC.
[Names of Other Representatives]

By:	Stifel, Nicolaus & Company, Incorporated

By:

Title:

For themselves and as Representatives of the other Underwriters named in Schedule I hereto

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SCHEDULE I

Underwriter	Number of Shares to be Purchased

Stifel, Nicolaus & Company, Incorporated

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